Exhibit 4.1

LIMITED WAIVER AND TENTH AMENDMENT

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This LIMITED WAIVER AND TENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of December 29, 2005, by and among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and the Persons signatory thereto from time to time as Lenders.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement and the Intercreditor Agreement (each as hereinafter defined).

RECITALS

WHEREAS, the Borrowers, the Credit Parties, Agent and Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of November 22, 2004 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers, Agent and Lenders have agreed to certain amendments as set forth herein;

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.             Limited Waiver.  The Agent and Lenders hereby waive any prepayment fee payable under Section 1.7(d) with respect to the reduction of the Revolving Loan Commitments by $10,000,000 on the Tenth Amendment Effective Date.

2.             Consent to Amendment No. 11 and Agreement to the Second Lien Credit Agreement.  Pursuant to Section 5.2 of the Intercreditor Agreement, the Agent hereby consents to Amendment No. 11 and Agreement dated as of December 29, 2005 to the Second Lien Credit Agreement.

3.             Amendment to Section 1.3(c).  Section 1.3(c) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary in this Section 1.3(c), so long as no Event of Default has occurred or is continuing the net proceeds of each of the Genset Sale and Soltec Sale shall be applied to the principal balance of the Revolving Credit Advances.”

4.             Amendment to Section 6.8.  Section 6.8 of the Credit Agreement is hereby amended by (i) replacing the “and” immediately prior to clause (g) thereof with a comma and (ii) replacing the period at the end of clause (g) thereof with the following:

“and (h) the sale of the Stock of (i) Genset SpA for an aggregate amount not less than $10,000,000 of cash and assumption of debt (the “Genset Sale”) and (ii) Soldaduras Soltec Ltda. for an aggregate amount not less than $7,500,000 of cash and assumption of debt (the “Soltec Sale”), so long as the net proceeds of each of the Genset Sale and the Soltec Sale shall be distributed to a Borrower.”

5.             Amendment to Annex A.

(a)           Annex A of the Credit Agreement is hereby amended by amending and restating the defined term “Revolving Loan Commitment” to read in its entirety as follows:

“Revolving Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to this Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Eighty Million Dollars ($80,000,000) on the Closing Date to be reduced to Seventy Million Dollars ($70,000,000) on the Tenth Amendment Effective Date, as such amount may be further adjusted, if at all, from time to time in accordance with this Agreement.

(b)           Annex A of the Credit Agreement is hereby amended by adding the following new defined terms in their appropriate alphabetical order:

““Genset Sale” has the meaning ascribed thereto in Section 6.8”

““Soltec Sale” has the meaning ascribed thereto in Section 6.8”

““Tenth Amendment Effective Date” shall mean that date that all conditions precedent to the effectiveness of that certain Limited Waiver, Consent and Tenth Amendment to Second Amended and Restated Credit Agreement dated as of December 29, 2005, by and among the Credit Parties, Agent and Lenders.”

6.             Amendment to Annex J.  Annex J of the Credit Agreement is hereby amended and restated in its entirety as provided on Exhibit A attached hereto.

7.             Representations and Warranties of Credit Parties.  The Credit Parties represent and warrant that:

(a)           the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy,

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insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(b)           after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

8.             Conditions To Effectiveness.  This Amendment shall be effective upon the following (all in form and substance satisfactory to Agent):

(a)           execution and delivery of this Amendment by the Lenders and the Credit Parties;

(b)           the Agent shall have received a copy of a fully executed and delivered amendment, in form and substance satisfactory to Agent, to that certain Second Lien Credit Agreement, dated as of July 29, 2004, by and among the Borrowers, Credit Suisse and the other Persons signatory thereto; and

(c)           payment in full of all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment, as provided in Section 11.3(a) of the Credit Agreement.

9.             Reference To And Effect Upon The Credit Agreement.

(a)           The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.

(b)           The waiver and amendments set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Waiver, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.  This Waiver shall be construed in connection with and as part of the Credit Agreement.

10.           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

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11.           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

12.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

13.           Reaffirmation of Guaranties.  The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Agent and Lender

By:	/s/ Dennis W. Cloud
Duly Authorized Signatory

CREDIT PARTIES:

THERMADYNE INDUSTRIES, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMAL DYNAMICS CORPORATION

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

TWECO PRODUCTS, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

VICTOR EQUIPMENT COMPANY

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

C & G SYSTEMS, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

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STOODY COMPANY

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMAL ARC, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMADYNE INTERNATIONAL CORP.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

PROTIP CORPORATION

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMADYNE HOLDINGS CORPORATION

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

MECO HOLDING COMPANY

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

C&G SYSTEMS HOLDING, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMADYNE AUSTRALIA PTY LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

DUXTECH PTY LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

CIGWELD PTY LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

QUETALA PTY. LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

QUETACK PTY. LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMADYNE WELDING PRODUCTS CANADA LIMITED

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMADYNE INDUSTRIES LIMITED

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

EXHIBIT A

ANNEX J (from Annex A - Commitments definition)

to

CREDIT AGREEMENT

Lender

Revolving Loan Commitment (including a Swing Line Commitment of $1,000,000):	General Electric Capital Corporation

$80,000,000 as of the Closing Date (to be reduced to $70,000,000 on the Tenth Amendment Effective Date)

Term Loan Commitments:

Term Loan A:

$9,250,000	General Electric Capital Corporation

Delayed Draw Term Loan:

$2,050,000	General Electric Capital Corporation